UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2022

Zymeworks BC Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38068	98-1398788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 800, 114 East 4th Avenue, Vancouver, British Columbia, Canada	V5T 1G4
(Address of principal executive offices)	(Zip Code)

(604) 678-1388

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	ZYME	New York Stock Exchange
Preferred Share Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On October 19, 2022, Zymeworks Inc. (“Zymeworks”) filed a Current Report on Form 8-K (the “Zymeworks 8-K”) announcing the execution of Zymeworks BC Inc.’s (the “Company”) License and Collaboration Agreement (the “License and Collaboration Agreement”) with Jazz Pharmaceuticals Ireland Limited (“Jazz”). The Company is filing this Current Report on Form 8-K (the “Company 8-K”) to report the execution of the License and Collaboration Agreement. The information reported in the Company 8-K is substantially the same as the information reported in the Zymeworks 8-K, excluding certain changes to defined terms to reflect the Company as the filer of the Company 8-K. The Company expects to file Forms 15 with the SEC to terminate the registration of its common shares and preferred share purchase rights under Section 12 of the Securities Exchange Act of 1923, as amended (the “Exchange Act”), and to suspend its duty to file reports required by Section 15(d) the Exchange Act.

ITEM 1.01	Entry into a Material Definitive Agreement.

On October 18, 2022, the Company, a subsidiary of Zymeworks, entered into a License and Collaboration Agreement (the “License and Collaboration Agreement”) with Jazz, granting Jazz exclusive rights to develop and commercialize the Company’s proprietary bispecific HER2 antibody product candidate known as zanidatamab throughout the world, but excluding the People’s Republic of China, Australia, New Zealand, Kazakhstan, Kyrgyzstan, Tajikistan, Turkmenistan, Uzbekistan, Hong Kong, Taiwan, Macau, Mongolia, South Korea, Brunei Darussalam, Cambodia, Indonesia, Papua New Guinea, Lao People’s Democratic Republic, Malaysia, Myanmar, Philippines, Singapore, Thailand, Timor-Leste, and Vietnam (the “Territory”). BeiGene, Ltd. has exclusive rights, pursuant to an agreement with the Company dated November 26, 2018, as amended (the “BeiGene Agreement”), to commercialize zanidatamab in those countries that are excluded from the Territory.

Licenses. Under the terms of the License and Collaboration Agreement, the Company granted to Jazz an exclusive, royalty-bearing license, with the right to grant sublicenses, under certain of the Company’s intellectual property, to research, develop, manufacture, and commercialize in the Territory pharmaceutical products containing or incorporating zanidatamab or certain related antibodies (such antibodies, collectively, “Licensed Antibodies” such pharmaceutical products, “Licensed Products”). Licensed Antibodies and Licensed Products expressly exclude all antibody-drug conjugates, including the Company’s proprietary antibody-drug conjugate, zanidatamab zovodotin (also known as ZW49). The Company also granted to Jazz a non-exclusive license, with the right to grant sublicenses, under certain of the Company’s intellectual property, to research, preclinically develop and manufacture Licensed Products outside the Territory for the sole purpose of furthering the development and commercialization of Licensed Products in the Territory.

Jazz granted the Company certain licenses, under certain of Jazz’s intellectual property, to develop and commercialize Licensed Antibodies and Licensed Products outside the Territory, to conduct certain development and manufacturing activities with respect to the Licensed Products in the Territory, and to make and have made Licensed Antibodies for incorporation into zanidatamab zovodotin, for development and commercialization both in and outside the Territory. If the BeiGene Agreement is terminated, in whole or in part, Jazz has a right of first negotiation to develop or commercialize any Licensed Product in such countries. The licenses granted by the Company and Jazz are effective upon receipt of clearance relating to the United States Hart-Scott Rodino Antitrust Improvements Act of 1976 (such clearance, the “HSR Clearance”).

Exclusivity. During the Term (as defined below), Jazz and its affiliates are prohibited from performing any clinical development of, or commercialization of, any pharmaceutical product containing a bispecific antibody directed to the ECD2 and ECD4 domains of HER2 in the Territory, other than Licensed Products. During the Term, the Company and its affiliates are prohibited from performing any pre-clinical development (except for certain independent, internal pre-clinical development by the Company or its affiliates) or clinical development of, or commercializing, any pharmaceutical product that is directed to HER2 in the Territory (each, a “Zymeworks Competing Product”), other than Licensed Products; provided that zanidatamab zovodotin is excluded from this restriction. The Company retains the right to grant third parties rights to apply any of the Company’s platforms to derive or generate, without any assistance from the Company, antibodies directed to any biological target where the Company is not aware of the identity of any such target, and the Company retains the right to fulfill its obligations under agreements with its existing platform partners; provided, however, that the Company cannot generate, or grant development or commercialization licenses to, Zymeworks Competing Products in new platform-based agreements entered into after the effective date of the License and Collaboration Agreement.

Development, Regulatory, Manufacturing, and Commercialization. As between Jazz and the Company, Jazz will be solely responsible for all development and commercial activities with respect to Licensed Products in the Territory, and all such development and commercial activities in the Territory shall be at Jazz’s sole cost and expense, except that the Company shall be responsible for the continued conduct of clinical trials for zanidatamab initiated by the Company prior to the execution of the License and Collaboration Agreement (collectively, the “Zymeworks Ongoing Studies”), including those clinical trials initiated by the Company in South Korea, and filing of the first Biologics License Application for the Licensed Product (the “First BLA”), at Jazz’s cost and expense subject to the terms and conditions under the License and Collaboration Agreement. Following regulatory approval of the First BLA or earlier upon Jazz’s written request, the Company will promptly transfer the First BLA to Jazz.

Jazz shall use commercially reasonable efforts to develop and obtain regulatory approval for a Licensed Product in certain major market countries for the treatment of certain diseases. Jazz will be the holder of regulatory approvals and regulatory submissions for Licensed Products in the Territory, except with respect to the Zymeworks Ongoing Studies, and the First BLA until it is transferred to Jazz.

The Company will, either itself or through the Company’s contract manufacturing organization, manufacture and Jazz will purchase from the Company, Jazz’s requirements of zanidatamab and Licensed Product until Jazz or Jazz’s contract manufacturer is approved to manufacture Licensed Antibody and Licensed Product, or until two years after the closing of the License and Collaboration Agreement (which closing is subject to receipt of the HSR Clearance), whichever is later. Thereafter, the Company will manufacture for Jazz, and Jazz will purchase from the Company, certain quantities of zanidatamab and Licensed Product, until such manufacture is fully transferred to Jazz, but no later than three years after closing. Supply of zanidatamab and Licensed Product shall be further set forth in separate clinical and commercial supply agreements to be executed by the parties.

Jazz shall be solely responsible for commercializing the Licensed Products in the Territory and use commercially reasonable efforts to commercialize in each specified major market country each Licensed Product that obtains regulatory approval in such country. Jazz shall conduct such commercialization at its sole cost and expense.

Financial Terms. Jazz has agreed to pay the Company an upfront, non-refundable payment of $50.0 million, which will be due and payable by Jazz to the Company following receipt of HSR Clearance, and if Jazz decides that it wants to retain its licenses and other rights under the License and Collaboration Agreement, then it will be required to make an additional payment of $325.0 million to the Company within a specified period after the later of (i) the date on which HSR Clearance is received and (ii) the date on which the Company delivers to Jazz top-line data from the locked and cleaned trial database for the Zymeworks ongoing study of zanidatamab in subjects with advanced or metastatic HER2-amplified biliary tract cancers (HERIZON-BTC-01), known as ZWI-ZW25-203, as well as all data, analyses and other information set forth in the License and Collaboration Agreement. Jazz’s failure to make the latter payment before the end of such period shall cause the License and Collaboration Agreement to terminate automatically and immediately. Jazz will reimburse the Company for the Company’s performance of development activities under the License and Collaboration Agreement in accordance with a development plan and budget. Jazz also agreed to pay to the Company potential regulatory milestone payments of up to an aggregate of $525.0 million, and potential commercial milestone payments of up to an aggregate of $862.5 million.

Pending approval, the Company is eligible to receive tiered royalties between 10% and 20% on annual net sales of Licensed Products in the Territory, with customary reductions in specified circumstances. Royalties are payable on a Licensed Product-by-Licensed Product and country-by-country basis until the latest of (i) 10 years after the first commercial sale of such Licensed Product in such country, (ii) the expiration of the last valid licensed patent claim within the licensed the Company intellectual property covering such Licensed Product in such country, and (iii) the expiration of regulatory exclusivity of such Licensed Product in such country.

Intellectual Property. The Company shall solely own all inventions made by the parties solely or jointly that specifically relate to the composition of matter of zanidatamab and any invention made solely by the Company and its affiliates. Jazz shall own all inventions made solely by Jazz. Inventions made jointly by the parties shall be owned jointly by the parties.

Term and Termination. Unless terminated earlier, the term of the License and Collaboration Agreement will continue on a Licensed Product-by-Licensed Product and country-by-country basis until the expiration of the royalty term for such Licensed Product in such country (the “Term”). On a country-by-country basis, upon the expiration of the Term, the license granted to Jazz in such country shall become fully paid-up, royalty-free, perpetual, and irrevocable.

At any time, Jazz may terminate the License and Collaboration Agreement, in its entirety or on a region-by-region basis, by providing written notice of termination to the Company. In the event that Jazz or its Affiliates file or initiate a patent challenge against the Company, the Company may terminate the License and Collaboration Agreement unless such challenge is withdrawn, abandoned, or terminated following Jazz’s receipt of written notice from the Company. Subject to certain conditions, either party may terminate the License and Collaboration Agreement in the event of an uncured material breach, insolvency of the other party, or if HSR Clearance is not obtained by a specified date.

Upon the termination of the License and Collaboration Agreement for any reason, all licenses and other rights granted to Jazz by the Company shall terminate. Licenses granted by Jazz to the Company shall continue following the effective date of termination, and Jazz shall grant to the Company a non-exclusive, royalty-bearing and sublicensable license under certain intellectual property controlled by Jazz that either arises from the License and Collaboration Agreement or is used by or on behalf of Jazz in the development, manufacture, or commercialization of Licensed Products. If Jazz has the right to terminate the License and Collaboration Agreement because the Company was in material breach of the License and Collaboration Agreement and did not timely cure such breach, Jazz may elect to have the License and Collaboration Agreement continue in full force and effect and all amounts thereafter payable by Jazz under the License and Collaboration Agreement will be reduced, and Jazz will have no further obligations to develop and commercialize each Licensed Product in each major market.

The License and Collaboration Agreement includes certain other customary terms and conditions, including mutual representations and warranties, indemnification, and confidentiality provisions.

The foregoing description of the terms of the License and Collaboration Agreement is not complete and is qualified in its entirety by reference to the full text of the License and Collaboration Agreement. A copy of the License and Collaboration Agreement will be filed in redacted form as an exhibit to Zymeworks’ Annual Report on Form 10-K for the year ended December 31, 2022.

ITEM 7.01	Regulation FD Disclosure.

On October 19, 2022, Zymeworks and Jazz issued a joint press release regarding the License and Collaboration Agreement. Also, on October 19, 2022, Zymeworks issued a press release regarding the License and Collaboration Agreement. Copies of these press releases are furnished as Exhibits 99.1 and 99.2 to this report and are incorporated herein by reference.

The information set forth in this Item 7.01 and in Exhibits 99.1 and 99.2 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Joint Press Release dated October 19, 2022.

99.2	Zymeworks Press Release dated October 19, 2022.

104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS BC INC.
(Registrant)

Date: October 19, 2022	By:	/s/ Neil A. Klompas
	Name:	Neil A. Klompas
	Title:	President and Chief Operating Officer

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